Exhibit 10.2

NOVATION AND AMENDMENT AGREEMENT

This NOVATION AND AMENDMENT AGREEMENT, dated as of June 8, 2022 (this “Agreement”), is made by and among Emerging Markets Horizon Corp., a Cayman Islands exempted company (the “Company”), EM Horizon Investments, a Cayman Islands limited liability company (the “Sponsor”), New Emerging Markets Horizon, a Cayman Islands limited liability company (the “New Sponsor”) and the other undersigned parties listed on the signature pages hereto (the “Independent Directors”).

WHEREAS, the Company, the Sponsor and the Independent Directors (collectively, the “Original Parties”) are parties to that certain Registration and Shareholder Rights Agreement, dated as of December 8, 2021 (the “Registration and Shareholder Rights Agreement”) and that certain Letter Agreement, dated as of December 8, 2021 (the “Insider Letter”).

WHEREAS, the Company and the Sponsor are parties to those certain Securities Assignment Agreements with each of the Independent Directors, each dated as of December 8, 2021 (the “Securities Assignment Agreements”, and each a “Securities Assignment Agreement”) whereby the Sponsor assigned and transferred for good and valuable consideration 12,500 Class B ordinary shares, $0.0001 par value, of the Company (the “Founder Shares”) to each of the Independent Directors and agreed to assign and transfer an additional 12,500 Founder Shares to each of the Independent Directors upon the satisfaction of certain conditions set forth therein.

WHEREAS, the Company and the Sponsor are parties to that certain Letter Agreement regarding certain administrative expenses of the Company, dated as of December 8, 2021 (the “Administrative Expenses Insider Letter”, together with the Registration and Shareholder Rights Agreement, the Insider Letter and the Securities Assignment Agreements, the “Transaction Agreements”).

WHEREAS, substantially concurrently with the entry into this Agreement, the Sponsor and the New Sponsor shall enter into one or more agreements (the “Transfer Agreements”) whereby the Sponsor shall transfer for good and valuable consideration 7,150,000 Founder Shares and 9,000,000 warrants of the Company (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Class A ordinary share, par value $0.0001, of the Company at an exercise price of $11.50 per Class A Share, to the New Sponsor (the transfer of the Founder Shares and the Private Placement Warrants, collectively, the “Transfer”).

WHEREAS, the Sponsor desires to novate its rights and obligations under the Transaction Agreements and the New Sponsor desires to assume all rights and obligations of the Sponsor under the Transaction Agreements (the “Novation”).

WHEREAS, the Original Parties desire to consent to the Novation and the substitution thereby of the New Sponsor in place of the Sponsor for all purposes of the Transaction Agreements.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1	Transfer and Novation

Effective as of the date on which all conditions precedent for the Transfer under the Transfer Agreements have been satisfied (the “Effective Date”):

1.1
The Original Parties hereby consent to the Novation in accordance with the fourth paragraph of the Administrative Expenses Insider Letter, Section 13 of the Insider Letter and Section 6.2 of the Registration and Shareholder Rights Agreement.

1.2
The Sponsor hereby irrevocably novates and transfers to the New Sponsor all of the Sponsor’s rights, title and interests, and duties, liabilities and obligations under each of the Transaction Agreements and the New Sponsor hereby irrevocably accepts such rights, title and interests, and assumes such duties, liabilities and obligations from the Sponsor, from the Effective Date on the terms and conditions contained herein, such that upon the Effective Date, the New Sponsor is substituted for the Sponsor for all purposes under each of the Transaction Agreements and every reference in each of the Transaction Agreements to the Sponsor shall be read as a reference to the New Sponsor.

1.3
The New Sponsor shall duly perform and discharge all liabilities and obligations arising out of or related to each of the Transaction Agreements from time to time to be performed or discharged by it by virtue of this Agreement in all respects as if the New Sponsor was (and had at all times been) named therein as a party instead of the Sponsor.

1.4	The Original Parties and the New Sponsor hereby acknowledge that:

1.4.1
the Novation is being made in connection with a transfer of Registrable Securities (as defined in the Registration and Shareholder Rights Agreement) by the Sponsor to a Permitted Transferee (as defined in the Registration and Shareholder Rights Agreement) pursuant to Section 6.2.2 of the Registration and Shareholder Rights Agreement;

1.4.2	this Agreement constitutes sufficient written notice to the Company for purposes of Section 6.1 and Section 6.2.5(i) of the Registration and Shareholder Rights Agreement; and

1.4.3
this Agreement constitutes a written agreement of the New Sponsor to be bound by the terms and provisions of the Registration and Shareholder Rights Agreement that is satisfactory to the Company for purposes of Section 6.2.5(ii) of the Registration and Shareholder Rights Agreement.

1.5
The Original Parties and the New Sponsor hereby acknowledge that this Agreement constitutes a written agreement whereby the New Sponsor is agreeing to be bound by the transfer restrictions set forth in the Insider Letter for purposes of Section 5(c) of the Insider Letter.

2	Amendments and Restatement

As of the Effective Date:

2.1	All references in the Transaction Agreements to “EM Horizon Investments” are hereby replaced with a reference to “New Emerging Markets Horizon.”

2.2	The notice details of the New Sponsor and the Company in each Transaction Agreement are hereby replaced in their entirety with the following, as applicable:

New Sponsor
New Emerging Markets Horizon	Address for Notices: New Emerging Markets Horizon c/o FPP Asset Management LLP Berkeley Square House, 8th Floor London, W1J 6DB United Kingdom Attention: Jonathan Neill Email: Jonathan.Neill@fppim.com
Company
Emerging Markets Horizon Corp.
Address for Notices:
Emerging Markets Horizon Corp.
c/o FPP Asset Management LLP
Berkeley Square House, 8th Floor
London, W1J 6DB
United Kingdom
Attention: Jonathan Neill
Email: Jonathan.Neill@fppim.com

3	Representations and Warranties

3.1	Each party hereto represents and warrants to each other party that:

3.1.1	such party possesses all requisite legal capacity, power and authority to enter into this Agreement;

3.1.2
upon execution and delivery by the parties thereto, this Agreement will be a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

3.1.3	the execution and delivery of this Agreement by such party have been duly and validly authorized by all necessary action on the part of such party;

3.1.4	this Agreement has been duly executed and delivered by such party;

3.1.5
the execution, delivery and performance of this Agreement by such party do not violate, conflict with or constitute a default under (i) the formation and governing documents of such party, (ii) any agreement, indenture or instrument to which such party is a party or (iii) any law, statute, rule or regulation to which such party is subject, or any agreement, order, judgment or decree to which such party is subject; and

3.1.6
if such party is executing and delivering this Agreement on behalf of another party, such executing party has all requisite capacity, power and authority to enter into this Agreement on behalf of such other party and to bind such other party to the terms hereof.

4	Miscellaneous

4.1	Further Assurances. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

4.2
Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises, commitments, duties and obligations, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Except as expressly modified hereby, the terms and conditions of the Transaction Agreements shall remain in full force and effect.

4.3
Counterparts. This Agreement may be executed in any number of original or electronic copy counterparts, each of which when so executed and delivered shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

4.4
Governing Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

4.5	Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

4.6
Severability. If any provision of this Agreement is held to be illegal, invalid, unreasonable or unenforceable by any court of competent jurisdiction, then such provision shall be deemed limited to the extent that such court shall be deemed limited to the extent that such court deems it legal, valid, reasonable or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.7
Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.8
Assignment; Successors. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

EMERGING MARKETS HORIZON CORP.,

By:	/s/ Jonathan Neill
Name:	Jonathan Neill
Title:	CEO

[Signature Page to the Novation and Amendment Agreement]

EM HORIZON INVESTMENTS,

By:	/s/ Jonathan Neill
Name:	Jonathan Neill
Title:	Authorized Signatory of FPP Capital Advisers, Managing Member of EM Horizon Investments

[Signature Page to the Novation and Amendment Agreement]

NEW EMERGING MARKETS HORIZON,

By:	/s/ Jonathan Neill
Name:	Jonathan Neill
Title:	Authorized Signatory of FPP Capital Advisers, Managing Member of New Emerging Markets Horizon

[Signature Page to the Novation and Amendment Agreement]

By:	/s/ Enrique Fernandez Aisa
Name:	Enrique Fernandez Aisa

[Signature Page to the Novation and Amendment Agreement]

By:	/s/ Konrad Kozik
Name:	Konrad Kozik

[Signature Page to the Novation and Amendment Agreement]

By:	/s/ Herbert Stepic
Name:	Herbert Stepic

[Signature Page to the Novation and Amendment Agreement]